Note: The omitted portions of this document marked with an asterisk are subject to a confidential treatment request and have been filed separately with the Securities and Exchange Commission.


AGREEMENT made and dated as of JULY 1, 1996 by and between CHILDREN'S TELEVISION WORKSHOP ("CTW"), a not-for-profit organization incorporated under the New York State Education Law and having its principal office at One Lincoln Plaza, New York, New York 10023, and THE FIRST YEARS INC. ("FIRST YEARS"), a corporation organized and existing under the laws of Massachusetts and having its principal office at One Kiddie Drive, Avon, Massachusetts 02322, who hereby agree as follows:

1. PREAMBLE

CTW, the creator and producer of Sesame Street and foreign language variations thereof, desires to license certain intangible intellectual property relating to Sesame Street and, in pursuance of its educational purposes to authorize FIRST YEARS to develop, manufacture, produce, distribute and sell educational and entertaining products that are based on or derived from such intangible intellectual property. FIRST YEARS desires to use the intangible intellectual property associated with Sesame Street and owned or controlled by CTW, in connection with the manufacture, distribution, sale, advertising and promotion of merchandise.

2. DEFINITIONS

     The following words and phrases when used in this agreement shall, unless otherwise specifically provided, have the following meanings:

     "ASSIGN" means any transfer of ownership of this Agreement or any of FIRST YEARS' rights hereunder or the transfer of (i) ownership of all or substantially all of FIRST YEARS' assets, stock or other indicia of ownership to any other entity or (ii) beneficial ownership of twenty-five (25%) percent of the outstanding, voting securities of FIRST YEARS other than by a public issuance of common stock pursuant to a registration statement filed with the S.E.C.

     "BOOK VALUE" means FIRST YEARS' actual cost minus all expensing, depreciation and amortization taken with respect thereto.

     "DERIVATIVE WORKS" means any translation, modification or other pictorial or written matter based substantially on the Licensed Elements, including, without limitation, all Materials as defined herein.

     "FOB PRICE" means the entire mount received by FIRST YEARS for the sale of Products manufactured outside the Territory sold F.O.B. the point of delivery outside the Territory.

     "GROSS PROCEEDS" means the greater of FIRST YEARS' gross income from the sale of Products hereunder and the gross income received from the sale of Products by any entity which is directly or indirectly related to FIRST YEARS in any way, less only credits for (i) actual returns received during the Term and
(II) lawful discounts and allowances not to exceed eight (8%) percent of FIRST YEARS' gross income hereunder.

     "JHP" means Jim Henson Productions, Inc.

     "LICENSED ELEMENTS" means copyrighted or otherwise protected intangible intellectual property owned or controlled by CTW, including, without limitation, the characters, likenesses, logos, marks, names and materials (BUT NEVER INCLUDING "KERMIT THE FROG") associated with Sesame Street set forth in Exhibit I(A) hereto annexed and made a part hereof. "JHP Elements" means those Licensed Elements owned by JHP, but controlled by CTW.

     "MANUFACTURING COST" with respect to any Product (or any component thereof) means FIRST YEARS' direct cost of material, labor and factory overhead (including variations from standard cost, if applicable) for such Product (or component thereof) plus FIRST YEARS' actual cost of shipping the same and shall exclude all selling, distribution, general and administrative costs and expenses.

     "MASS MARKET CHANNELS" means those channels of distribution, through wholesalers, distributors and retailers which result in the Products being offered for sale in value-oriented retail stores, which in the normal course of business usually sell product items in the same category as the Products and catalog operations conducted by major retailers and such major juvenile mail order catalogs such as Right Start as shall be mutually agreed upon.

     "MATERIALS" means all artwork, graphics, photos, prints, films, silk screens, mechanicals, designs, plans, diagrams, dummies, models, molds (exclusively dedicated to the Products hereunder), plates, proofs, sketches and all other similar technical or special materials whatsoever that were used hereunder by FIRST YEARS and that contain any of the Licensed Elements.

     "MID-TIER DEPARTMENT STORE CHANNELS" means those channels of distribution through wholesalers, distributors and retailers which result in the Products being offered for sale in moderately priced department stores such as J.C. Penney, Sears, Kohl, etc.

     "PRODUCT" or "PRODUCTS" means the specific product item or items (including packaging), set forth in Item A of Exhibit I annexed hereto, and such other product items as shall be mutually agreed upon in writing and added to such Item A, in connection with which FIRST YEARS is licensed by CTW to use the Licensed Elements.

     "ROYALTIES" means the proprietary royalty license fee payable to CTW for the rights granted herein and also includes any advances against such Royalties and the earnings of CTW guaranteed by FIRST YEARS, if any.

     "TERM" means the term of this Agreement as defined in subparagraph 4 of this Agreement and Item C of Exhibit I annexed hereto.

     "TERRITORY" means only the countries or areas specified in Item B of
Exhibit I annexed hereto.

3. GRANT OF RIGHTS

     (a) Subject to, and in accordance with the provisions of this Agreement, CTW hereby grants a license to FIRST YEARS (but not its sublicensees) to create, develop, manufacture and produce or have manufactured and produced and to distribute and sell (but not as premiums or giveaways or in combination with or as part of any other product, usage or service) the Product or Products utilizing the Licensed Elements specified in Item A of Exhibit I annexed hereto and hereby made a part hereof, solely through Mass Market Channels and Mid-Tier Department Stores Channels in the Territory, during the Term hereof.

     (b) FIRST YEARS is also licensed to use the Licensed Elements in connection with the associated packaging, promotion and advertising of the Products.

     (c) If FIRST YEARS (i) fails to offer any of the Products for sale on or before the date set forth therefor in Item A, (ii) fails continuously to offer such Product for sale for a period in excess of six (6) months, or (iii) sells any Product, without CTW's prior written consent, at a price ten (10%) percent or more below its average selling price for such Product at such level of distribution (in which case CTW shall be entitled to its Royalty based on the average Selling Price for such Products), such Product item shall cease to be a Product hereunder and all rights therein shall automatically revert to CTW as hereinafter provided. Additional product items may be added as Products hereunder if and when mutually agreed upon in writing.

     (d) FIRST YEARS has not acquired and shall not acquire any right, title or interest in or to any of the Licensed Elements except for the limited right to use the Licensed Elements as expressly permitted herein until termination or expiration of the Term hereof.

4. TERM

     The Term of this Agreement shall, subject to the provisions hereof, be as set forth in Item C of Exhibit I hereto.

5. ROYALTIES AND ACCOUNTINGS

     (a) In consideration for the rights granted herein, FIRST YEARS shall pay CTW, as non-refundable Royalties, a net sum equal to the applicable percent, as specified in Item D of Exhibit I hereto, of the Gross Proceeds from all sales of Products by FIRST YEARS hereunder in the Territory; provided, however, that the Royalty payable to CTW in respect of Products manufactured outside the Territory and sold FOB the manufacturing facility outside the Territory shall be one hundred fifty (150%) percent of the otherwise applicable percentage rate set forth in Item D of Exhibit I hereto, based on FIRST YEARS' FOB Price for such Product or Products.

     (b) All Royalties, with respect to all sales hereunder of Products in any calendar quarter (whether during the Term or thereafter) shall be paid to CTW by FIRST YEARS, no later than thirty (30) days after the end of such calendar quarter and FIRST YEARS shall simultaneously deliver to CTW a royalty statement (certified by an officer of FIRST YEARS as being correct and complete) for such calendar quarter.

     (c) (i) Each royalty statement shall include the following information, on a country by country basis, substantially in the form annexed hereto as Exhibit II: (i) the number of each Product sold by FIRST YEARS, in both unit and monetary amounts, (ii) the sale price of each such Product, (iii) total sales revenues therefrom,
              (iv) total allowable credits, including returns, with respect thereto, (v) FIRST YEARS' Gross Proceeds, (vi) the percent of the Gross Proceeds due to CTW pursuant to subparagraph 5(a) hereof, (vii) the net Royalties due CTW therefor, and any adjustments made in such figures for preceding accounting periods and (viii) whatever other items or information which may be necessary for CTW in calculating the Royalties due to it under this Agreement, and in calculating payments due from CTW to others, as a result of such sales.

         (ii) FIRST YEARS shall also furnish to CTW, on a country by country basis, within thirty (30) days after the end of each month during which it exercises any rights hereunder, a written estimate, substantially in the form annexed hereto as Exhibit III, of its sales and returns for the preceding month in both unit and monetary amounts.

     (d) If any Royalty payment shall be late, then FIRST YEARS shall pay interest thereon from the due date to the date of payment at a rate equal to five (5%) percent above the then current prime rate in effect at Morgan Guaranty Trust Company, New York, New York.

     (e) FIRST YEARS shall pay CTW, as a nonreturnable advance against all Royalties payable from the sale of Products hereunder in the Territory, the net sums set forth in Item E of

Exhibit I hereto on the dates likewise set forth therein. Such advances shall be deemed earned as of the date so specified in Item E.

     (f) FIRST YEARS guarantees that, for each period specified in Item F of
Exhibit I as a guaranteed period, CTW shall have earned hereunder, solely with respect to the Territory, the net sums set forth in Item F. If CTW's Royalties for the specified guarantee period shall be less than the sum guaranteed for such period, then FIRST YEARS shall, simultaneously with the final accounting for such period, pay CTW the difference which sum when so paid shall be deemed earned as of the end of the period in respect of which it is payable.

     (g) All Royalties and other amounts payable to CTW in accordance with the provisions of this Agreement are expressed as net sums payable promptly and in full, in United States Dollars by check made payable to Children's Television Workshop, P.O. Box 5587 GPO, New York, New York 10087-5587 or at such other office or method as CTW may from time to time designate in writing.

     (h) During each calendar year during which FIRST YEARS exercises any rights hereunder relating to any Product as well as in the following twelve (12) months, any certified public accountants, attorneys or other persons of CTW's choice, reasonably acceptable to FIRST YEARS, which approval shall not be unreasonably withheld, may at any time or times, on two-weeks', during regular business hours, examine and copy FIRST YEARS' books of account, records, vouchers, invoices and all other documents relating in whole or in part to the subject matter of this Agreement in order to determine the correctness and completeness of all payments made and statements delivered to CTW hereunder. If any such examination reveals an error of 5% or more relating to under-reporting of Royalties due CTW or or if any such examination is made because FIRST YEARS has not timely delivered to CTW any required statement of account hereunder, then it shall, at CTW's request, promptly pay CTW all reasonable costs of such examination. FIRST YEARS shall keep, in accordance with generally accepted accounting principles, throughout the Term and for at least eighteen (18) months thereafter, proper, accurate, complete and auditable records and books of account reflecting all dealings with Products and shall make all such entries therein as may be necessary to enable all calculations referred to in subparagraph 5(b) hereof to be readily verified.

     (i) To the extent that either party hereto shall divulge to the other, or in the course of its examination shall receive, confidential information, then such party hereby agrees to maintain such information in confidence unless and until such information shall become known in the industry.

6. CREDITS AND INTELLECTUAL PROPERTY RIGHTS

     (a) To the extent that Products and their associated packaging, promotion and advertising materials incorporate any language, all such language shall be solely in the language specified in Item B of Exhibit I. Each Product shall, except as CTW otherwise requests or permits, bear in legible and irremovable form the following statement, credits and other matter:

          (i) "This Sesame Street product was produced by THE FIRST YEARS INC. in cooperation with CHILDREN'S TELEVISION WORKSHOP" with the names of FIRST YEARS and CTW in such statement to be equal in size, type and prominence of display; and

         (ii) subject to CTW's prior approval, all such statements, notices, claims of right and other matter (including but not limited to appropriate copyright and trademark notices) as may be required to appear thereon under any applicable law, decision, regulation or rule.

     (b) FIRST YEARS shall:

          (i) cause each Product and all promotional, publicity and advertising material therefor, to be packaged, distributed and sold in full compliance with the provisions of this Agreement and the copyright laws of the United States of America and the Berne and Universal Copyright Conventions;

         (ii) during the Term and for as long thereafter as it exercises any rights hereunder, not cause the copyright of any copyrightable Product or advertising or promotional material to be maintained in the name of FIRST YEARS;

        (iii) require all third party contributors to acknowledge in writing that (A) CTW is for all purposes the sole and exclusive author and proprietor of all Derivative Works, (B) CTW has commissioned such third party to create a work made for hire and (c) such third party contributor waives any claim with respect to the moral right which may be created as a result of the services rendered by such person and assigns to CTW all right, title and interest (including the copyright) in and to all Derivative Works created by such contributor; and

         (iv) promptly notify CTW of all infringements or violations of any copyright, trademark or other right in or to any of the Licensed Elements and shall consult with CTW with respect to how to respond to each such infringement or violation. FIRST YEARS shall cooperate with CTW in all litigation relating to this

               Agreement and shall execute, file and deliver whatever documentation may be necessary or convenient in connection with copyright and trademark matters.

     (c) FIRST YEARS acknowledges and agrees that all the Licensed Elements have acquired a secondary meaning in the mind of the purchasing public and that, to the extent the law allows, it (i) will not attack the validity of the license or rights granted hereunder to it, (ii) will not do anything, either by acting or not acting, which might impair, violate or infringe any of the Licensed Elements, (iii) will not claim adversely to CTW or anyone claiming through CTW any right, title or interest in or to any of the Licensed Elements and (iv) has not, directly or indirectly, used or registered (or applied for registration of) and will not so use or register any item which in CTW's opinion is the same as or confusingly similar to any of the Licensed Elements and will not use any of the same as part of its name or the name of any other entity.

     (d) Nothing contained in this Agreement shall give CTW any right, title or interest in or to any of FIRST YEARS' logos, trademarks, tradenames, patents or copyrighted material and all such right, title and interest and right to use, shall remain solely with FIRST YEARS.

7.   APPROVAL RIGHTS

     (a) FIRST YEARS acknowledges that in order to ensure the preservation of the intangible intellectual property licensed hereunder, and to ensure that the appearance, quality, sale and distribution of each Product is consonant with CTW's name and reputation for quality and with the goodwill associated with CTW and the Licensed Elements, CTW retains the right to approve in advance, at each stage of product development set forth in Appendix 13 annexed hereto, each Product and the Materials, advertising, publicity and promotion used in connection therewith.

     (b) FIRST YEARS agrees not to release, market, distribute or sell any Product (or any advertising, publicity or promotion related thereto) without CTW's prior written approval. FIRST YEARS shall forward at its expense to CTW all items as to which CTW has rights of approval hereunder, for the purpose of facilitating such approval.

     (c) CTW will notify FIRST YEARS of its approval or disapproval of any submission within two (2) weeks after receipt of such submission. Any submission not approved within such two week period shall be deemed disapproved. In exercising its right to grant or withhold any approval, consent or permission under this Agreement, CTW may take into consideration such pedagogic, safety, aesthetic and other considerations as they in their sole discretion determine. Failure by CTW at any point to grant approval shall not result in any liability on its part to FIRST YEARS or others on account of such failure.

     (d) FIRST YEARS shall, at its cost and expense, obtain all third party clearances and approvals and shall bear all costs and have the sole responsibility and obligation for all development, if any, including but not limited to, reuse fees, film, copyright fees and the costs of production, packaging, advertising, warehousing, distributing, selling, shipping, billing, collecting and the like with respect to each Product and for compliance with all laws, decisions, rules and regulations of all bodies and agencies having jurisdiction thereof. CTW shall have no liability, responsibility or obligation in connection therewith.

     (e) No approval by CTW of any Product, advertisement or promotion in connection therewith shall imply or be deemed to imply that the Licensed Elements are otherwise available for use by FIRST YEARS.

8. SAMPLES

     (a) FIRST YEARS shall deliver to CTW at its address hereunder, at no cost to CTW, and to JHP at 117 East 69th Street, New York, New York 10021, attention Cheryl Henson, at no cost to JHP, promptly upon or before their initial shipment to a customer, thirty-five (35 units of each Product and thereafter, if and when requested by CTW, it shall deliver to CTW at no cost to CTW, up to twenty-four
(24) units of each Product. CTW shall also have the right to select, without any payment therefor, for quality control purposes (it being agreed that CTW shall have reasonable access to FIRST YEARS' facilities to audit such quality control, on no less than two (2) weeks' written notice given to FIRST YEARS), up to ten
(10) units at a time of each Product hereunder.

     (b) CTW shall also have the right to purchase from FIRST YEARS, at FIRST YEARS' Manufacturing Cost or Purchase Price therefor, such number of units of any Product as CTW may from time to time specify by notice to FIRST YEARS. Units of Products so purchased by CTW may be used by CTW as it in its sole discretion may determine, except that CTW may not resell such units to the general public, directly or indirectly without FIRST YEARS' consent.

     (c) No Royalties shall be payable by FIRST YEARS on Products delivered to or purchased by CTW or JHP under this paragraph 8.

9. WARRANTIES AND INDEMNIFICATIONS

     (a) FIRST YEARS specifically represents, warrants and agrees that:

          (i) it is and shall remain free to enter into and fully perform this Agreement in all respects and shall develop, manufacture, produce, advertise, promote, distribute or sell Products only as expressly permitted under this Agreement;

         (ii) CTW would suffer irreparable harm if product items were distributed or sold except as herein expressly permitted, and that CTW, without limitation to any other rights, shall be entitled to injunctive relief to prevent FIRST YEARS from distributing or selling Products except as herein expressly permitted;

        (iii) each unit of each Product distributed or sold hereunder shall be, in all respects, clearly safe and fit for use by the persons for whom such Product is intended to be used, free from all defects in manufacturing and workmanship and shall not violate, infringe upon or breach any rights of third parties. If requested by CTW, FIRST YEARS will provide test results satisfactory to CTW and otherwise cooperate with CTW's Quality Control Department to assure CTW that each Product meets the safety standards established by any governmental organization or bureau having jurisdiction thereof. If FIRST YEARS learns of any defect in or breach of warranty with respect to any Product (or unit or component thereof), it shall promptly notify CTW thereof and take all appropriate measures to remedy such defect as well as to eliminate the same in all future units of the Product;

         (iv) it shall, no less than once each year, furnish to CTW its marketing plans including, without limitation, FIRST YEARS' annual sales estimate for each Product on a quarter by quarter basis for such year and its proposed advertising, promotion and publicity in connection with the distribution and sale of Products during such year;

          (v) it shall not, during the final six (6) months of the Term hereof, produce or have produced more Products than it can reasonably foresee selling during the Term;

         (vi) it shall, not less than thirty (30) days prior to the expiration of the Term of this Agreement, provide CTW with a complete schedule of all inventory of Products then on hand;

        (vii) it shall not, during the Term or thereafter, without CTW's prior consent, distribute or sell any items that utilize any of the Licensed Elements or that are the same as, based upon or variations of any Product newly created hereunder stemming in whole or in part from any original idea or suggestion given to it by CTW;

       (viii) it shall not, without CTW's prior written consent, actively solicit sales of any Product or Products outside of the Territory nor, distribute or sell any Product or Products outside the Territory or knowingly distribute or sell any Product or Products for resale or other redistribution outside the Territory;

         (ix) it shall use its best efforts, at its sole cost and expense, promptly to register in all appropriate classes in the Territory in the name and for the benefit of CTW all new trade and service names and marks specifically developed and used for

               Products licensed hereunder by FIRST YEARS and shall keep CTW currently advised as to the status of each such registration (including the application therefor); and

          (x) it shall, unless and until delivered to CTW, preserve, maintain and safely store all Materials, including specifically, all original artwork and film, during the full term hereof, and for at least one hundred (100) days after receipt of the certificate required to be furnished to CTW pursuant to subparagraph 10(b) hereof; and

         (xi) it shall maintain in full force and effect reasonably adequate product liability insurance specifically covering all Products sold or distributed hereunder by it as well as any liability on its part or on the part of JHP or CTW (each of which shall be included as an additional insured in such insurance, effective as of April 15, 1997) with respect thereto. The insurance shall have appropriate limits which, with respect to each year, shall be no less than the amount set forth in Item G of Exhibit I annexed hereto; it being understood and agreed that any insurance carded by JHP or CTW shall be deemed excess insurance, not subject to contribution; and

        (xii) for as long as it has any rights under this Agreement, it shall comply with all applicable federal and other rules and regulations dealing with equal employment opportunity to the same extent as if it were executing an agreement with the Federal Government. FIRST YEARS also agrees that it shall take affirmative action to ensure that applicants are employed, and that employees are treated during employment, without regard to race, creed, color, religion, sex, age, national origin, veteran status or, unless relevant to the duties to be performed, present or past physical or mental handicaps or disabilities, and shall post in conspicuous places, available to employees and applicants for employment, notices setting forth these non-discrimination provisions and shall, in all solicitations or advertisements for employees placed by or on behalf of it, state that it is an Equal Opportunity Employer.

     (b) CTW represents and warrants that it is and shall remain free to enter into and fully perform this Agreement in all respects, and that CTW has all rights to grant FIRST YEARS the license herein granted without infringing the rights of any third party.

     (c) FIRST YEARS and CTW shall at all times indemnify and hold harmless the other from and against any and all claims, damages, liabilities and reasonable costs and expenses (including but not limited to attorney's fees) within the scope of the indemnitor's indemnity hereunder which are reduced to a final adverse judgment, or are settled with the indemnitor's prior consent, growing out of, based on or in connection with the performance of this Agreement by the indemnitor, or any breach or default by the indemnitor of its agreements, covenants, representations, obligations or warranties herein; provided, however, that the indemnitee shall give the indemnitor prompt notice of each and every claim and litigation to which this indemnity applies and cooperate fully in the defense of all such claims and litigation and may, at its cost and expense, participate in the defense thereof. All references to CTW in this Subparagraph 9(c) shall, to the extent that any of JHP's rights are involved, include JHP.

10. TERMINATION

     (a) CTW shall, in addition to its other rights, have the right, on notice to FIRST YEARS given at any time on or after the initial occurrence of any of the conditions specified in this subparagraph 10(a) to terminate the Agreement in its entirety or with respect to any one or more countries or areas in the Territory or with respect to any one or more Products hereunder if FIRST YEARS:

          (i) without CTW's consent, Assigns this Agreement or any of its rights hereunder in whole or in part;

         (ii) becomes insolvent or subject to any bankruptcy, insolvency or receivership proceeding of any nature which is not dismissed and fails to assume this Agreement within one hundred and twenty
               (120) days after the order granting relief;

        (iii) for any reason does not distribute or sell Products of a quality acceptable to CTW or in sufficient quantities to satisfy the reasonably foreseeable demand of the purchasing public therefor; or

         (iv) is in breach or default under any of its obligations, representations, warranties, or agreements hereunder (except its obligation to pay any advance, guarantee, Proprietary Royalty License Fees or any other sum due hereunder or to deliver any statement of account) for a period of thirty (30) days after CTW shall have given FIRST YEARS written notice of such breach or default, and with respect to FIRST YEARS' obligation to pay any advance, guarantee, Proprietary Royalty License Fees or any other sum due hereunder to deliver a statement of account, for a period often (10) days after CTW shall have given FIRST YEARS written notice of such breach or default.

     (b) Upon expiration or termination of the Term of the Agreement:

          (i) all monies at any time or times payable hereunder to CTW Shall thereupon become due and payable in full to CTW and all rights and licenses granted hereunder to FIRST YEARS shall immediately and automatically revert to CTW;

         (ii) FIRST YEARS shall furnish to CTW a certificate of its existing inventory of Products listing all Products and all units and components of Products in its possession or under its control, their state of completion, their physical condition and location and their Manufacturing Cost, or if the Products are imported, the Purchase Price thereof and also listing all Materials, their physical condition and location and their actual Book Value--it being also agreed that CTW shall have the right, at its expense, to conduct a physical inventory of all or any of said units, components, Products and Materials and to inspect any and all sites at which any of said units, components, Products and Materials are stored;

        (iii) Provided that it shall have fully performed all of its obligations hereunder, FIRST YEARS shall have the non-exclusive right to sell, in accordance with the provisions of this Agreement, all unsold finished Products in its inventory on the date of such termination, for the six month period immediately following expiration of the Term. No Royalties earned by CTW for the sale of Products in accordance with this division (iii) may be applied in recoupment of any advances made to CTW hereunder nor in reduction of the earnings of CTW guaranteed by FIRST YEARS.

         (iv) Subject to the provisions of division (iii) of this subparagraph 10(b), all right, title and interest in and to all said Products, units, components and Materials, if any, shall automatically vest in CTW for all purposes without restriction other than as specifically provided in this Agreement; and

          (v) CTW shall have the right to pay FIRST YEARS or otherwise credit FIRST YEARS' account for all or any of said units, components or Products, FIRST YEARS' actual Manufacturing Cost or the Purchase Price for each such Product and, for all or any Materials (other than artwork and film) FIRST YEARS' Book Value therefor. Upon such payment or credit CTW shall become entitled to possession of all Products and Materials so paid for, together with appropriate title documents therefor. If CTW does not so pay for all Products and Materials within ninety (90) days after expiration of the Term or sell-off period, FIRST YEARS shall destroy all the same not so paid for and furnish CTW with a certificate of such destruction. CTW shall have the right to have a representative selected by it witness such destruction.

11. STRICT CONSTRUCTION

     All licenses and rights granted herein to FIRST YEARS shall be strictly construed and all licenses and rights not expressly granted hereunder are, insofar as FIRST YEARS and those claiming through it are concerned, specifically reserved and retained by CTW without any limitation or restriction and with full right of user.

12. NOTICES

     All communication required or permitted to be given under this Agreement shall be in writing and, if delivered personally or sent to the following address by prepaid telegram, cable, fax or registered or certified mail with postage prepaid, shall be deemed to have been duly given as of the date of such delivery or sending:

     If to CTW, at:

      Children's Television Workshop
      One Lincoln Plaza
      New York, New York 10023

to the attention of J. Baxter Urist, Senior Vice President, International Television and Product Licensing Group and Joseph T. Diaz, Vice President, Legal and Business Affairs, or such other address as CTW shall designate in writing.

     If to FIRST YEARS, at:

        THE FIRST YEARS INC.
        One Kiddie Drive
        Avon, Massachusetts 02025

to the attention of MR. ADRIAN ROCHE or such other person or address as FIRST YEARS shall advise CTW in writing.

13. ENTIRE AGREEMENT

     (a) This Agreement sets forth the entire agreement of the parties hereto with respect to the subject matter hereof and shall be binding upon, and inure to the benefit of, CTW's successors and assigns. This Agreement cannot be modified, extended or terminated orally.

     (b) No waiver by FIRST YEARS or CTW of any of the provisions of this Agreement or of any breach or default hereunder shall be or be deemed to be a further or continuing waiver of the same or of any other provisions or breach thereof or default hereunder. All remedies, rights, obligations and agreements contained herein or available at law or otherwise are cumulative.

     (c) It is understood and agreed that FIRST YEARS does not, and shall not, have the right to Assign this Agreement in whole or in part or any of its rights hereunder to anyone except with CTW's prior consent. It is further understood and agreed that if CTW does consent to any such Assignment, FIRST YEARS shall nevertheless be, and remain, fully liable hereunder in all respects and that no such assignee shall acquire any greater rights with respect to this Agreement than FIRST YEARS.

     (d) No signatory hereto shall by virtue of this Agreement or any action with respect thereto be or be deemed to be an employee, employer, partner of, or joint venturer with, any other signatory hereto in any manner whatsoever except as specifically authorized in this Agreement or otherwise in writing.

     (e) This Agreement, and all modifications or extensions thereof, shall be governed in all respects by the law of the State of New York applicable to contracts to be fully executed and performed therein. Any disputes arising under this Agreement shall be subject solely to the jurisdiction of the state and/or federal courts located within the State, City and County of New York and FIRST YEARS hereby agrees to accept the jurisdiction of such courts over it in connection with any such dispute. It is further understood and agreed by the parties hereto that service of process by one party by personal delivery, certified mail, return receipt requested or overnight courier addressed to the other party at its last known address hereunder, shall be deemed good and sufficient service for purposes of jurisdiction.

CHILDREN'S TELEVISION WORKSHOP                  THE FIRST YEARS INC.



By: /s/ J. Baxter Urist                        By: /s/ Ronald J. Sidman
   ------------------------                        ----------------------
                                                   President

                                    EXHIBIT I

Attached To and Forming Part of That Certain Agreement Made and Dated as of JULY 1, 1996 by and between CHILDREN'S TELEVISION WORKSHOP and THE FIRST YEARS INC.

Item A. Products hereunder for which FIRST YEARS has been granted the non-exclusive right to distribute and sell in the Territory shall consist solely of the following product items listed in Appendix A annexed hereto and hereby made a part hereof.

Such Products shall be offered for sale through FIRST YEARS' Mass Market Channels no later than APRIL 15, 1997.

Item B. The word "Territory" as used in this Agreement, means the following countries and areas only; and the only language or languages to be used by FIRST YEARS on and for Products (and the associated packaging, promotion and advertising for such Products) distributed or sold under this Agreement in any country or area hereunder shall be the specific language or languages respectively, set forth below in this Item B opposite each such country or area:

              Country or Area                        Language
              ---------------                        --------

         UNITED STATES INCLUDING ITS TERRITORIES     ENGLISH
         AND POSSESSIONS AND U.S. MILITARY
         INSTALLATIONS

Item C. The initial period of the Term shall, subject to the provisions of this Agreement, commence as of JULY 1, 1996 and shall continue in full force and effect until * .

Item D. The percent of Gross Proceeds that is payable by FIRST YEARS to CTW pursuant to subparagraph 5(a) hereof with respect to each Product hereunder is as follows:

                              * %
                              * % F.O.B. A LOCATION OUTSIDE THE TERRITORY

Item E. The nonreturnable advance to be paid by FIRST YEARS to CTW upon execution of the Agreement pursuant to subparagraph 5(e) hereof is as follows:

          $15,000.00 - PAYABLE UPON EXECUTION OF THE AGREEMENT, WHICH SHALL BE DEEMED EARNED NO LATER THAN JUNE 30, 1997.

Item F. The earnings of CTW guaranteed pursuant to subparagraph 5(f) hereof by FIRST YEARS for each guaranteed period of the Term specified below are as follows:


              *








Item G. The product liability insurance which FIRST YEARS shall be required to maintain in full force and effect pursuant to division (xi) of subparagraph 9 hereof shall have limits which, with respect to each year shall be at least three million (U.S. $3,000,000) United States dollars for each occurrence and at least ten million (U.S. $10,000,000) United States dollars in the aggregate and shall not have a deductible exceeding ONE HUNDRED THOUSAND ($100,000) United States dollars.

                                   APPENDIX A
                                   ----------

Products hereunder for which FIRST YEARS has been granted the non-exclusive right to distribute and sell in the Territory shall consist solely of the following Infant Care Items:

         (A) FEEDING AND SOOTHING ITEMS           (D) HEALTHCARE ACCESSORIES
             --------------------------               ----------------------
             Reusable & Disposable Bottles            Boo Boo Cold Pack
             Cups                                     Medicine Feeders
             Pacifiers and attachers                  Thermometers
             Bowls (non-melamine)
             Dishes (non-melamine)                (E) FURNISHINGS
             Toddler Totes                            -----------
             Flatware                                 Step Stools
             Snack Containers                         Toilet Trainers
             Placemats                                Scales
             Teethers                                 Travel Cushion/Headrests
             Splat Mat
             Melamine Set (to Infant Buyers only)
             Giftset Combinations

         (B) PLAY & DISCOVER ITEMS
             ---------------------
             Blister Carded Rattles

         (C) CARE & SAFETY ITEMS
             -------------------
             Changing Pads
             Handheld Shower
             Sponges
             Hooded Towels
             Wash Mitts
             Spout Guards
             Shampoo Visors
             Nursery Organizers
             Tub Organizers
             Car Organizers
             Non-activity Crib Light
             Comb & Brush Sets
             Nightlights
             Car Sunshades
             Diaper Pins
             Booties

                                   APPENDIX B
                                   ----------

                 GUIDELINES FOR PRODUCT DEVELOPMENT AND APPROVAL
                 -----------------------------------------------


I.   CONCEPT

   A.  Present rough sketch of concept for CTW's approval.
   B.  Review CTW's design comments.

II.  ROUGH ARTWORK

   A.  Submit pencil sketch with color indications for CTW's art direction.
   B.  Submit script for approval.
   C.  Modify sketch or script and re-submit, if requested.

III. FINAL ARTWORK

   A.  Present final illustration, sculpture or recording for approval.
   B.  Modify and re-submit, if requested.

IV.  PRE-PRODUCTION SAMPLE

   A.  Submit pre-production sample and test reports, if any.
   B.  Proceed with production, if approved.

V.   PACKAGING

       Present all packaging designs and copy for approval.

VI.  SAMPLES

       Ship thirty-five (35) samples as per subparagraph 8(a) of the Agreement.

                                  EXHIBIT 1(A)
                                  ------------

                         SESAME STREET MUPPET CHARACTERS
                         -------------------------------


                                      ALICE
                                     BARKLEY
                                      BERT
                                    BETTY LOU
                                      BIFF
                                    BIG BIRD
                                 COOKIE MONSTER
                                      ELMO
                                      ERNIE
                                     GROVER
                                   GRUNDGETTA
                                   GUY SMILEY
                                  HERRY MONSTER
                                     HONKERS
                                  HOOTS THE OWL
                                   LITTLE BIRD
                              MUMFORD THE MAGICIAN
                                     NATASHA
                                OSCAR THE GROUCH
                                  PRAIRIE DAWN
                                   ROXY MARIE
                                SHERLOCK HEMLOCK
                                 SLIMEY THE WORM
                                  SNUFFLEUPAGUS
                                      SULLY
                                  TELLY MONSTER
                                    THE COUNT
                                   TWIDDLEBUGS
                                       ZOE

SESAME STREET SIGN

                                 EXHIBIT III
                                 -----------

Attention: J. Baxter Urist                        CHILDREN'S TELEVISION WORKSHOP                      Reporting Period:
Senior V.P., Products Group                 INTERNATIONAL MONTHLY SALES ESTIMATE REPORT                                ------------
Fax #: (212) 875-6123
                                                LICENSEE:
                                                         --------------------------
                                                COUNTRY:
                                                        ---------------------------
------------------------------------------------------------------------------------------------------------------------------------
PRODUCT      RETAIL          PRODUCT            GROSS      UNIT       NET         WHOLESALE      GROSS SALES        NET SALES
STYLE#       PRICE       DESCRIPTION/TITLE      UNITS      RETURNS    RETURNS     PRICE          (LOCAL CURRENCY)   (LOCAL CURRENCY)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                         -----------------------------------------------------------------------------------------------------------
                                       TOTALS:
                         -----------------------------------------------------------------------------------------------------------

Signed:                                                                           LESS ALLOWANCES (IF ANY)
       --------------------                                                                                     --------------------
Title:                                                                            NET SALES (CURRENCY______)
       --------------------                                                                                     --------------------
Date:                                                                             ROYALTY RATE                                     %
       --------------------                                                                                     --------------------
                                                                                  NET ROYALTY DUE CTW
Page     of                                                                                                     --------------------
    -----  -----                                                                  ADVANCE OUTSTANDING (IF ANY)
                                                                                                                --------------------
                                                                                  TOTAL DUE CTW (CURRENCY______)
                                                                                                                --------------------
                                                                                  EXCHANGE RATE A/O ___________
                                                                                                                --------------------
                                                                                  TOTAL DUE CTW           U.S.$
                                                                                                                --------------------


                                  EXHIBIT II
                                  ----------

Attention: J. Baxter Urist                        CHILDREN'S TELEVISION WORKSHOP                      Reporting Period:
Senior V.P., Products Group                         INTERNATIONAL SALES REPORT                                          ------------
Fax #: (212) 875-6123
                                                LICENSEE:
                                                         --------------------------
                                                COUNTRY:
                                                        ---------------------------
------------------------------------------------------------------------------------------------------------------------------------
PRODUCT      RETAIL          PRODUCT            GROSS      UNIT       NET         WHOLESALE      GROSS SALES        NET SALES
STYLE#       PRICE       DESCRIPTION/TITLE      UNITS      RETURNS    RETURNS     PRICE          (LOCAL CURRENCY)   (LOCAL CURRENCY)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                         -----------------------------------------------------------------------------------------------------------
                                       TOTALS:
                         -----------------------------------------------------------------------------------------------------------

Signed:                                                                           LESS ALLOWANCES (IF ANY)
       --------------------                                                                                     --------------------
Title:                                                                            NET SALES (CURRENCY______)
       --------------------                                                                                     --------------------
Date:                                                                             ROYALTY RATE                                     %
       --------------------                                                                                     --------------------
                                                                                  NET ROYALTY DUE CTW
Page     of                                                                                                     --------------------
    -----  -----                                                                  ADVANCE OUTSTANDING (IF ANY)
                                                                                                                --------------------
                                                                                  TOTAL DUE CTW (CURRENCY______)
                                                                                                                --------------------
                                                                                  EXCHANGE RATE A/O ___________
                                                                                                                --------------------
                                                                                  TOTAL DUE CTW           U.S.$
                                                                                                                --------------------
